Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Abtech Holdings, Inc.

Scottsdale, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated March 29, 2013 relating to the consolidated financial statements of Abtech Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona

April 17, 2013